Exhibit 4.1

C0000000230 | M Boyd Group Services Inc. Number 00000000 INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT Shares ****0********* *****0******** ******0******* *******0****** ********0***** THIS CERTIFIES THAT Specimen ***0*** CUSIP 103310108 ISIN CA1033101082 SEE REVERSE FOR IS THE REGISTERED HOLDER OF CERTAIN DEFINATIONS FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF Boyd Group Services Inc. transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. Dated: Oct 30, 2025 COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA AND JERSEY CITY, NJ) TRANSFER AGENT AND REGISTRAR OR COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (CALGARY) (TORONTO) TRANSFER AGENT AND REGISTRAR President and Chief Executive Officer By Authorized Officer By Authorized Officer The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Calgary, AB and Toronto, ON or at the offices of Computershare Trust Company, NA. in canton, MA and Jersey City, NJ. SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO 00230504 CSAE_LIVE_BNYQ_C01.mtl.pulls/000001/00001/i

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears: TEN COM TEN ENT JT TEN as tenants in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common (Name) CUST (Name) UNIF GIFT MIN ACT (State) (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act Additional abbreviations may also be used though not in the above list. For value received the undersigned hereby sells, assigns and transfers unto Insert name and address of transferee represented by this certificate and does hereby irrevocably constitute and appoint of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises. DATED: Signature of Shareholder Signature of Guarantor shares the attorney Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed” In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program. SECURITY INSTRUCTIONS-INSTRUCTIONS DE SÉCURITÉ THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANE, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE. EN CORP_V2_01